SUB - ITEM 77D(g)

Massachusetts Investors Growth Stock Fund, changed it's principal investment policy from fundamental to non-fundamental, as described in the supplement, dated June 15, 2005 to the fund's current prospectus, as filed with the Securities and Exchange Commission via EDGAR on June 15, 2005, under Rule 497 under the Securities Act of 1933. Such document is incorporated herein by reference.